SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2010

MOBIEYES SOFTWARE, INC.
 (Exact name of registrant as specified in its charter)

Florida	333-157565	26-4065800
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
27 Fletcher Ave. Sarasota, FL 34237
(Address of principal executive offices)
941-312-0330
(Registrant’s Telephone Number)

14835 East Bluff Road
Milton, GA 30004
(Former name or former address, if changed since last report)

Copy of all Communications to:
Carrillo Huettel, LLP
3033 Fifth Avenue, Suite 201
San Diego, CA 92103
phone: 619.399.3090
fax: 619.399.0120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

On February 9, 2010 (the “Closing Date”), Dana J. Pekas acquired the majority of the issued and outstanding common stock of Mobieyes Software, Inc., a Florida corporation (the “Company”), from Kevin Miller (the “Seller”), in accordance with a stock purchase agreement (the “Stock Purchase Agreement”) between Dana J. Pekas, SFJ Family Trust, Richard Lupient and the Seller.

Pursuant to the terms of the Stock Purchase Agreement, Dana J. Pekas acquired control of eleven million one hundred eighteen thousand (11,118,000) shares of the Company’s issued and outstanding common stock representing approximately 84.69%. SFJ Family Trust acquired eight hundred eight hundred sixty four thousand (864,000) shares of the Company’s issued and outstanding common stock representing approximately 6.54% of the Company’s issued and outstanding common stock. Richard Lupient acquired control of eighteen thousand (18,000) shares of the Company’s issued and outstanding common stock representing approximately 0.13%. Dana J. Pekas acquired a total of eleven million nine hundred eighty two thousand (11,982,000) shares as he is the trustee of the SFJ Family Trust, accordingly Mr. Pekas aggregate ownership represents approximately 90.77% of the shares of outstanding common stock of the Company at the time of transfer.  The aggregate purchase price for the shares was Three Hundred Thousand dollars ($300,000).

As part of the acquisition the following changes to the Company's directors and officers have occurred:

•
Kevin Miller resigned as the sole member of the Company's Board of Directors and as the Company's President, Chief Executive Officer, Secretary, Treasurer, Principal Financial and Accounting Officer effective February 9, 2010.

•	As of February 9, 2010, Dana J. Pekas was appointed as the Company's President, Chief Executive Officer, and as a member of the Company's Board of Directors.

•	As of February 9, 2010, David Finkelstein was appointed as the Company's Chief Financial Officer, Secretary and as a member of the Company's Board of Directors.

•	As of February 9, 2010, Clarence M. McCulley was appointed as the Company's Chief Operating Officer and as a member of the Company's Board of Directors.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Kevin Miller resigned as a member of the Company's Board of Directors effective as of February 9, 2010. Kevin Miller also resigned as the Company's President, Chief Executive Officer, Treasurer, Secretary and Principal Accounting and Financial Officer and the Company's sole Director, such resignation was effective February 9, 2010. The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On February 9, 2010, Dana J. Pekas was appointed as the Company's President, Chief Executive Officer and as a member of the Company's Board of Directors.

On February 9, 2010, Clarence M. McCulley was appointed as the Company's Chief Operating Officer and as a member of the Company's Board of Directors.

On February 9, 2010, David Finkelstein was appointed as the Company's Chief Financial Officer, Secretary and as a member of the Company's Board of Directors.

Chief Executive Officer, President and Director

Mr. Dana J. Pekas, attended the University of Minnesota from 1981 to 1984. From 1984 to 1999, Mr. Pekas was a senior officer and owner of Amcom Corporation/Express Point. From 1999 to 2004, he was a senior officer and owner of Universal Products Corp which merged into UTP Holdings, LLC. Since 2004, Mr. Pekas has been the managing member of UTP Holdings, LLC. Mr. Pekas also has served as a board of director or manager for the following companies: Express Point Technologies, Knead’n Dough and Toy Box Storage.

Chief Financial Officer, Secretary and Director

           Mr. David N. Finkelstein is an Attorney at law and a CPA. He graduated from the law school at the University of North Carolina at Chapel Hill in 1984 after obtaining his Bachelor of Science degrees in Accounting and Business Administration from Chapel Hill in 1978. Before founding his own firm in 1990, Mr. Finkelstein practiced for ten years with two of the largest and most prominent law firms in the country, Fulbright & Jaworski in Houston and Holland & Knight. Prior to that, he practiced as a CPA in Atlanta and served as controller of a subsidiary of the Georgia Power Company. Mr. Finkelstein has served as tax counsel to the local Bar Association and a former treasurer of that organization. He has also served as technical advisor to the editor of CPA Today magazine, the official journal of the Florida Institute of Certified Public Accountants. Mr. Finkelstein regularly participates in the pro bono program of the Lawyers’ Referral Service. He is a Master Mason and member of the Shrine Club. Mr. Finkelstein has been working with UTP Holdings, LLC as a legal and financial advisor since August 2008. Since 1990, Mr. Finkelstein has been working at his own firm located in Sarasota, Florida.

Chief Operating Officer and Director

Mr. Clarence M. McCulley, attended Wayne County College in Michigan from 1974 to1976.  From 1976 to 1990, he owned Waterfront Industrial, a company whose core businesses were trucking of steel coils for the auto industry and scrap metal for the steel industry, warehousing and logistics for the steel mill and auto industries, and demolition for state and county municipalities in Michigan.  From 1990 to 1999, he was a demolition consultant for US Dismantling in Pennsylvania, Michigan and for various firms in the state of Florida. In 2000, he started American Salvage Inc. and in 2003 he purchased T&M.  He is currently owner and operator of these two companies.  He has also served on the board of directors for Waterfront Industrial, US Dismantling, T&M Salvage and American Salvage and Trading.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:
None
(b)	Pro Forma Financial Information
None
(c)	Shell company transactions. None
(d)	Exhibits. None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIEYES SOFTWARE, INC.
Date: February 16, 2010	By:	/s/ Dana J. Pekas
Dana J. Pekas
Chief Executive Officer & President